Exhibit 99.77(O)

ITEM 77O Exhibits – Transactions Effected Pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate
ING Risk Managed Natural Resources Fund	Laredo Petroleum	8/13/2013	JPM	ING Financial Partners